UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 2, 2013 (July 2, 2013)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On July 2, 2013, Rite Aid Corporation (the “Company”) closed its previously announced offering (the “Offering”) of $810.0 million aggregate principal amount of its 6.75% senior notes due 2021 (the “6.75% Notes”) to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “Securities Act”).  The 6.75% Notes are unsecured, unsubordinated obligations of the Company and are guaranteed on an unsecured basis by the same subsidiaries (the “Subsidiary Guarantors”) that guarantee the Company’s obligations under its senior secured credit facility, its second priority secured term loan facilities and the Company’s outstanding 8.00% senior secured notes due 2020, 10.25% senior secured notes due 2019 and 9.25% senior notes due 2020.

The Company is using the net proceeds of the Offering, together with available cash and/or borrowings under its revolving credit facility, to fund its previously announced cash tender offer (the “Tender Offer”) for any and all of its outstanding 9.5% senior notes due 2017 (the “9.5% Notes”) and the related consent solicitation (the “Consent Solicitation”).  See the disclosure in Item 8.01 below for disclosure regarding the Tender Offer and Consent Solicitation.

See the disclosure in Items 2.03 below for disclosure regarding the Indenture (as defined below).  Such disclosure is incorporated by reference into this Item 1.01.

See the disclosure in Item 8.01 for disclosure regarding the Fourth Supplemental Indenture (as defined below).  Such disclosure is also incorporated by reference into this Item 1.01.

Registration Rights Agreement

On July 2, 2013 (the “Closing Date”), the Company entered into an exchange and registration rights agreement relating to the 6.75% Notes, among the Company, the Subsidiary Guarantors and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as the initial purchasers (the “Initial Purchasers”) of the 6.75% Notes (the “Registration Rights Agreement”).  The Registration Rights Agreement requires the Company and the Subsidiary Guarantors, at their cost, to among other things: (i) file a registration statement with respect to the 6.75% Notes by November 29, 2013, which is 150 days after the date of issuance of the 6.75% Notes, to be used in connection with the exchange of the 6.75% Notes and related guarantees for publicly registered notes and related guarantees with substantially identical terms in all material respects (except for the transfer restrictions relating to the 6.75% Notes); (ii) use their commercially reasonable efforts to cause the registration statement to become effective under the Securities Act by January 28, 2014, which is 210 days after the Closing Date; and (iii) as soon as practicable after the effectiveness of the registration statement, initiate an exchange offer.  In addition, under certain circumstances, the Company and the Subsidiary Guarantors may be required to file a shelf registration statement to cover resales of the 6.75% Notes.

If: (i) the Company and the Subsidiary Guarantors fail to file the registration statement required by the Registration Rights Agreement on or before the date specified for such filing; (ii) such registration statement is not declared effective by the Securities and Exchange Commission on or prior to the date specified for such effectiveness; (iii) the Company and the Subsidiary Guarantors fail to consummate the exchange offer within 270 days after the Closing Date; (iv) a shelf registration statement, if required, has not been filed on or prior to the 30th day after the Company’s obligation to file a shelf registration statement arises; (v) any required registration statement is filed and declared effective but thereafter ceases to be effective during the applicable period (subject to certain exceptions); or (vi) a Suspension

Period (as defined in the Registration Rights Agreement) exceeds, in the aggregate, 75 days during a 365-day period (each such event referred to in clauses (i) through (vi) above, a “Registration Default”), then the Company will be obligated to pay additional interest to each holder of the 6.75% Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a Registration Default, at a rate of 0.25% per annum on the principal amount of the 6.75% Notes that are subject to transfer restrictions held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 0.50% per annum on the principal amount of the 6.75% Notes that are subject to transfer restrictions.

A copy of the Registration Rights Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the 6.75% Notes set forth in Item 1.01 above is incorporated herein by reference.

The 6.75% Notes were issued pursuant to an indenture, dated as of July 2, 2013, among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).  At any time and from time to time, prior to June 15, 2016, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the 6.75% Notes with the proceeds of one or more equity offerings, at a redemption price equal to 106.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date); provided that: (i) at least 65% of the original aggregate principal amount of the 6.75% Notes remains outstanding; and (ii) the redemption occurs within 75 days of the completion of such equity offering upon not less than 30 nor more than 60 prior days notice.  Prior to June 15, 2016, the Company may redeem some or all of the 6.75% Notes by paying a “make-whole” premium based on U.S. Treasury rates.  On or after June 15 of the relevant year listed below, the Company may redeem some or all of the 6.75% Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date): 2016 at a redemption price of 105.063%; 2017 at a redemption price of 103.375%; 2018 at a redemption price of 101.688%; and 2019 and thereafter at a redemption price of 100.000%.

Each of the following constitutes an event of default under the Indenture: (i) failure to make the payment of any interest on the 6.75% Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, the 6.75% Notes when the same becomes due and payable at its stated maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (iii) failure to comply with the covenant described under “Successor Company” in the Indenture; (iv) failure to comply with any other covenant or agreement in the 6.75% Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (i), (ii) or (iii)) and such failure continues for 30 days after written notice is given to the Company; (v) a default under any debt of the Company or any Restricted Subsidiary (as defined in the Indenture) that results in acceleration of the final maturity of such debt, or failure to pay any such debt at final maturity (giving effect to applicable grace periods), in an aggregate amount greater than (a) $75.0 million (or its foreign currency equivalent at the time) or (b) such lesser amount as may be applicable to the corresponding event of default in other debt of the Company incurred pursuant to certain provisions of the “Limitation on Debt” covenant in the Indenture outstanding at the time of such event; (vi) any judgment or judgments for the payment of money in an aggregate amount in excess of (a) $75.0 million (or its foreign currency equivalent at the time) or (b) such lesser amount as may be applicable to the corresponding event of default in other debt of the Company incurred pursuant to certain provisions of the “Limitation on Debt” covenant in the Indenture outstanding at the time of such event, in each case that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied, bonded, insured or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect; (vii) certain events involving bankruptcy, insolvency or reorganization of the Company or any significant subsidiary; and (viii) any subsidiary guarantee of a significant subsidiary ceases to be in full force and effect (subject to certain exceptions) and such default continues for 20 days after notice to the Company, or any Subsidiary Guarantor that is a significant subsidiary, denies or disaffirms its obligations under the 6.75% Notes.  A default under clauses (iv) or (viii) is not an event of default until the trustee notifies the Company of such default or the holders of not less than 25% in aggregate principal amount of the 6.75% Notes then outstanding notify the Company and the Trustee of the default and the Company does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

Upon a Change of Control (as defined in the Indenture) each holder has the right to require the Company to offer to purchase all or any part of such holder’s 6.75% Notes at a purchase price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the rights of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase).

The Company is not required to make mandatory sinking fund payments with respect to the 6.75% Notes.

The covenants in the Indenture limit the ability of the Company and certain of its subsidiaries to, among other things: (i) incur additional debt; (ii) pay dividends or make other restricted payments; (iii) purchase, redeem or retire capital stock or subordinated debt; (iv) make asset sales; (v) enter into transactions with affiliates; (vi) incur liens; (vii) enter into sale leaseback transactions; (viii) provide subsidiary guarantees; (ix) make investments; and (x) merge or consolidate with any other person.

A copy of the Indenture is filed hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01.             Other Events.

On July 2, 2013, the Company also announced that it had received the requisite consents in the Tender Offer and Consent Solicitation to enter into a fourth supplemental indenture, dated as of July 2, 2013 (the “Fourth Supplemental Indenture”), among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A. to the indenture governing the 9.5% Notes.  As of 5 p.m., Eastern Time, on July 1, 2013 (the “Consent Payment Deadline”), approximately $739.6 million aggregate principal amount of the 9.5% Notes were tendered (representing approximately 91.31% of the outstanding 9.5% Notes). The Company exercised its option to accept for payment and settle the Tender Offer with respect to 9.5% Notes that were validly tendered at or prior to the Consent Payment Deadline (the “Early Settlement”). Such Early Settlement occurred on the Closing Date, concurrently with the closing of the Offering and the Fourth Supplemental Indenture became effective at that time.  The Tender Offer will expire at midnight, Eastern Time, on July 16, 2013 unless the Tender Offer is extended or earlier terminated.

The Fourth Supplemental Indenture eliminates or modifies certain covenants and events of default and other provisions contained in the indenture governing the 9.5% Notes.  A copy of the Fourth Supplemental Indenture is filed hereto as Exhibit 4.3 and is incorporated herein by reference.

On July 2, 2013, the Company also delivered notice that it had called for redemption all of the 9.5% Notes that remain outstanding following consummation of the Tender Offer at a price equal to 103.167% of their face amount, plus accrued and unpaid interest to, but not including, the date of redemption. Redemption of the remaining 9.5% Notes is expected to occur on August 1, 2013.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

4.1                               Indenture, dated as of July 2, 2013, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2          Form of 6.75% senior notes due 2021 (included in Exhibit 4.1).

4.3                               Fourth Supplemental Indenture, dated as of July 2, 2013, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Amended and Restated Indenture, dated as of June 4, 2007, as amended and supplemented, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1                        Exchange and Registration Rights Agreement relating to the 6.75% senior notes due 2021, dated as of July 2, 2013, among Rite Aid Corporation, the Subsidiary Guarantors named therein and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC as the Initial Purchasers of the 6.75% Notes.

99.1                    Press Release announcing the closing of the Offering, early settlement of the Tender Offer and Consent Solicitation and redemption of the 9.5% Notes, dated July 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 2, 2013	By:	/s/ Marc A. Strassler
Name: Marc A. Strassler
Title: Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of July 2, 2013, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 6.75% senior notes due 2021 (included in Exhibit 4.1).

4.3

Fourth Supplemental Indenture, dated as of July 2, 2013, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Amended and Restated Indenture, dated as of June 4, 2007, as amended and supplemented, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1

Exchange and Registration Rights Agreement relating to the 6.75% senior notes due 2021, dated as of July 2, 2013, among Rite Aid Corporation, the Subsidiary Guarantors named therein and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC as the Initial Purchasers of the 6.75% Notes.

99.1	Press Release announcing the closing of the Offering, early settlement of the Tender Offer and Consent Solicitation and redemption of the 9.5% Notes, dated July 2, 2013.